CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

          We hereby consent to the incorporation by reference in this registration statement on Form S-3 of Medical Manager Corporation (formerly Synetic, Inc.) of our report dated February 5, 1999, except for the second paragraph of Note 13, the third paragraph of Note 14, the first and second paragraphs of Note 14 and the fourth paragraph of Note 14 as to which the dates are March 2, 1999, March 15, 1999, July 20, 1999 and July 23, 1999,
respectively, relating to the financial statements of Medical Manager Health Systems, Inc. (formerly Medical Manager Corporation), which appears in the Current Report of Form 8-K of Medical Manager Corporation (formerly Synetic, Inc.) dated July 27, 1999, as amended on August 10, 1999, as further amended on September 20, 1999. We also consent to the reference to us under the heading "EXPERTS" in such registration statement.

                                                /s/ PRICEWATERHOUSECOOPERS LLP
                                                -------------------------------
                                                    PRICEWATERHOUSECOOPERS LLP

January 28, 2000